Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 7, 2007

Freescale Semiconductor, Inc.

6501 William Cannon Drive West

Austin TX 78735

Re: Freescale Semiconductor, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Freescale Semiconductor, Inc., a Delaware corporation (the “Company”), and Freescale Acquisition Holdings Corp., a Delaware corporation (“FAHC” and, together with the companies listed on Schedule I hereto and referred to herein as the “Bermuda Guarantors,” the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the public offering by the Company of $500,000,000 aggregate principal amount of Senior Floating Rate Notes Due 2014 (the “Senior Floating Rate Exchange Notes”), $1,500,000,000 aggregate principal amount of 9 1/8%/9 7/8% Senior PIK-Election Notes Due 2014 (the “Senior PIK-Election Exchange Notes”) and $2,350,000,000 aggregate principal amount of 8 7/8% Senior Fixed Rate Notes Due 2014 (the “Senior Fixed Rate Exchange Notes” and, together with the Senior Floating Rate Exchange Notes and the Senior PIK-Election Exchange Notes, the “Senior Exchange Notes”) and, in each case, the applicable Senior Notes Guarantees (defined below) thereon by the Guarantors, and (ii) the public offering by the Company of $1,600,000,000 aggregate principal amount of 10 1/8% Senior Subordinated Notes Due 2016 (the “Senior Subordinated Exchange Notes” and, together with the Senior Exchange Notes, the “Exchange Notes”) and the Subordinated Notes Guarantees (defined below) thereon by the Guarantors.

The Senior Exchange Notes will be issued under an indenture dated as of December 1, 2006 (the “Senior Base Indenture”) among the Freescale Acquisition Corporation, a Delaware corporation which merged with and into the Company (“FAC”), the Guarantors and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to the Senior Notes Indenture (the “Senior Supplemental Indenture” and, together with the Senior Base Indenture, the “Senior Indenture”), dated as of December 1, 2006, by and among the Company, the Guarantors and the Trustee. The Senior Indenture provides that the Senior Exchange Notes are to be guaranteed (the “Senior Notes Guarantees”) by the Guarantors. The Senior Subordinated Exchange Notes will be issued under an indenture dated as of December 1, 2006 (the “Senior Subordinated Base Indenture”) among the FAC, the Guarantors and the Trustee, as supplemented by the First Supplemental Indenture to the Senior Subordinated Notes Indenture (the “Senior Subordinated Supplemental Indenture” and, together with the Senior Subordinated Base Indenture, the “Senior Subordinated Indenture”; and the Senior Subordinated Indenture, together with the Senior Indenture, the “Indentures”), dated as of December 1, 2006, by and among the Company, the Guarantors and the Trustee. The Senior Subordinated Indenture provides that the Senior Subordinated Exchange Notes are to be guaranteed (the “Subordinated Notes Guarantees” and, together with the Senior Notes Guarantees, the “Exchange Guarantees”; and the Exchange Guarantees, together with the Exchange Notes, the “Exchange Securities”) by the Guarantors.

The Senior Floating Rate Exchange Notes will be offered by the Company in exchange for $500,000,000 aggregate principal amount of its outstanding Senior Floating Rate Notes due 2014; the Senior PIK-Election Exchange Notes will be offered by the Company in exchange for $1,500,000,000 aggregate principal amount of its outstanding 9 1/8%/9 7/8% Senior PIK-Election Notes Due 2014; the Senior Fixed Rate Exchange Notes will be offered by the Company in exchange for $2,350,000,000 aggregate principal amount of its 8 7/8% Senior Fixed Rate Notes Due 2014; and the Senior Subordinated Exchange Notes will be offered by the Company in exchange for $1,600,000,000 aggregate principal amount of its outstanding 10 1/8% Senior Subordinated Notes due 2016 (collectively, the “Original Notes”). The foregoing exchange offers are referred to herein collectively as the “Exchange Offer.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement with respect to the Exchange Securities filed on March 7, 2007 by the Company and the Guarantors with the Commission;

(ii)	an executed copy of the Registration Rights Agreement, dated as of December 1, 2006, by and among FAC, the Guarantors, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (the “Registration Rights Agreement”);

(iii)	the Joinder and Assumption Agreement, dated as of December 1, 2006, by and among the Company, the Guarantors, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (the “Joinder Agreement”);

(iv)	executed copies of the Indentures;

(v)	the Statement of Eligibility and Qualification on Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Senior Floating Rate Exchange Notes, filed as an exhibit to the Registration Statement;

(vi)	the Statement of Eligibility and Qualification on Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Senior Fixed Rate Exchange Notes, filed as an exhibit to the Registration Statement;

(vii)	the Statement of Eligibility and Qualification on Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Senior PIK-Election Exchange Notes, filed as an exhibit to the Registration Statement;

(viii)	the Statement of Eligibility and Qualification on Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Senior Subordinated Exchange Notes, filed as an exhibit to the Registration Statement; and

(ix)	the form of the Exchange Securities.

The documents referenced in (i)-(iv) and (ix) above are herein referred to as the “Transaction Documents.” We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and FAHC, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that each of the Bermuda Guarantors has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of the Bermuda Guarantors has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Bermuda) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

The opinions set forth herein are limited to those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

(a)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(b)	we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indentures or any transaction contemplated thereby.

Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Registration Statement becomes effective and the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Original Notes in accordance with the provisions of the applicable Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Guarantees of each Guarantor will constitute valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with their terms.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company and the Guarantors of the Indentures, the Registration Rights Agreement, the Joinder Agreement and the Exchange Securities and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the

Company, the Guarantors or any of their respective properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it or any Guarantor and which are listed as exhibits in Part II of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Meagher, Slate & Flom LLP

Schedule I

Freescale Semiconductor Holdings I, Ltd.

Freescale Semiconductor Holdings II, Ltd.

Freescale Semiconductor Holdings III, Ltd.

Freescale Semiconductor Holdings IV, Ltd.

Freescale Semiconductor Holdings V, Inc.

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